UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

THE DUN & BRADSTREET CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Certain executives of the The Dun & Bradstreet Corporation (the “Company”) posted links to press reports related to the transaction announced by the Company on August 8, 2018 (the “Transaction”), copies of which are set forth below and filed herewith pursuant to Rule 14a-12.

Forward-Looking Statements

These communications include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will,” and other similar words or expressions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the Transaction include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed Transaction, including the failure of the Company’s stockholders to approve the proposed Transaction or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; reliance on third parties to support critical components of the Company’s business model; the Company’s ability to protect its information technology infrastructure against cyber attacks and unauthorized access; risks associated with potential violations of the Foreign Corrupt Practices Act and similar laws; customer demand for the Company’s products; risks associated with recent changes in the Company’s executive management team and Board of Directors; the integrity and security of the Company’s global databases and data centers; the Company’s ability to maintain the integrity of its brand and reputation; the Company’s ability to renew large contracts and the related revenue recognition and timing thereof; the impact of macroeconomic challenges on the Company’s customers and vendors; future laws or regulations with respect to the collection, compilation, storage, use, cross-border transfer, publication and/or sale of information and adverse publicity or litigation concerning the commercial use of such information; the Company’s ability to acquire and successfully integrate other businesses, products and technologies; adherence by third-party members of Dun & Bradstreet Worldwide Network, or other third parties who license and sell under the Dun & Bradstreet name, to the Company’s quality standards and to the renewal of their agreements with Dun & Bradstreet; the effects of foreign and evolving economies, exchange rate fluctuations, legislative or regulatory requirements and the implementation or modification of fees or taxes to collect, compile, store, use, transfer cross-border, publish and/or sell data; the impact of the announcement of, or failure to complete, the proposed Transaction on our relationships with employees, customers, suppliers, vendors and other business partners; and potential or actual litigation. In addition, these statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

The Company will file with the SEC and mail to its stockholders a proxy statement in connection with the proposed Transaction. We urge investors and security holders to read the proxy statement when it becomes available because it will contain important information regarding the proposed Transaction. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when it is available) and other documents filed by the Company with the SEC relating to the proposed Transaction for free by accessing the Company’s website at www.dnb.com by clicking on the link for “Investor Relations”, then clicking on the link for “Financial Information” and selecting “Annual Reports and Proxies.”

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the proposed Transaction will be included in the proxy statement when it is filed with the SEC. You may find additional information about the Company’s directors and executive officers in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2018. You can obtain free copies of these documents from the Company using the contact information above.

Investors to Buy Dun & Bradstreet in $6.9 Billion Deal

By Angus Whitley

August 8, 2018, 10:23 PM EDT Updated on August 9, 2018, 10:15 AM EDT

•	Shareholders to get $145 a share, 18% more than latest close

•	Provider of commercial data to become privately owned

Dun & Bradstreet Corp., the 177-year-old provider of commercial data, agreed to be bought by an investor group led by CC Capital, Cannea Holdings Inc. and Thomas H. Lee Partners in a transaction valued at $6.9 billion, including debt.

Dun & Bradstreet shareholders will receive $145 in cash for each share, according to a statement on Aug. 8 from the Short Hills, N.J.-based company. That’s 18 percent higher than the latest closing price.

Click here for more details on the deal

Dun & Bradstreet’s directors unanimously approved the transaction, which includes the assumption of $1.5 billion of net debt.

Dun & Bradstreet shares have tumbled from a high of $140.73 in August 2016 and annual profit has more than halved since 2014. William P. Foley II, chairman of Cannae, said the new owners would make Dun & Bradstreet more efficient in “an increasingly data-driven world.”

Upon completion of the takeover, Dun & Bradstreet will become a privately held company.

The deal includes a so-called go-shop period, during which Dun & Bradstreet will have 45 days to solicit, evaluate and potentially enter into negotiations with other potential suitors, according to the statement. If it finds a superior offer, it will have the right to terminate the agreement with the CC Capital consortium.

The deal is expected to close within six months, subject to approval from Dun & Bradstreet shareholders.

JPMorgan Chase & Co. is advising Dun & Bradstreet on the deal while Cleary Gottlieb Steen & Hamilton LLP is providing legal counsel. The buyer group’s financial advisers are Bank of America Corp., Citigroup Inc. and Royal Bank of Canada. Kirkland & Ellis LLP is providing legal counsel to the buyer.

(Company corrects deal value in first paragraph.)

https://www.bloomberg.com/news/articles/2018-08-09/dun-bradstreet-to-be-bought-by-investors-in-6-5-billion-deal

Dun & Bradstreet to go private for $5.38 billion

Published 8:20 AM ET Thu, 9 Aug 2018 Reuters

Daniel Acker | Bloomberg | Getty Images

Tom Manning, chairman and interm chief executive officer of Dun & Bradstreet Corp., speaks during the University of Chicago Graduate China Forum in Chicago, Illinois, U.S., on Saturday, April 7, 2018.

Data and analytics company Dun & Bradstreet said on Wednesday it would be acquired by a group of investors led by CC Capital, Cannae Holdings and funds affiliated with Thomas H. Lee Partners, for $5.38 billion in cash.

Dun & Bradstreet shareholders will receive $145 in cash for each common share, the company said.

The price represents a premium of 18 percent to the stock’s Wednesday close. The deal value is based on 37.1 million shares outstanding, according to Thomson Reuters data.

Including debt of $1.5 billion, the deal is valued at $6.9 billion.

The deal will be financed through a combination of committed equity financing provided by the investor group, as well as debt financing, the company said.

J.P. Morgan is serving as financial adviser to Dun & Bradstreet, and Cleary Gottlieb Steen & Hamilton is serving as its legal counsel.

https://www.cnbc.com/2018/08/09/dun--bradstreet-to-go-private-for-5point38-billion.html